                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
X    Preliminary Proxy Statement
     Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-12

                               Electric City Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
X    No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
       and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     Fee paid previously with preliminary materials. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
          August 3, 2001
          --------------

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1280 Landmeier Road
Elk Grove Village, Illinois 60007

August 3, 2001

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, August 30, 2001 at the Holiday Inn, 1008 Busse Road, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.

     The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.

     Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting.

     We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.

Sincerely,

Electric City Corp.
John P. Mitola
Chief Executive Officer

                               ELECTRIC CITY CORP.
                               1280 Landmeier Road
                        Elk Grove Village, Illinois 60007

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held August 30, 2001

                                   ----------

To the Stockholders of
ELECTRIC CITY CORP.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electric City Corp. will be held at the Holiday Inn, 1008 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Thursday, August 30, 2001, for the following purposes:

     1.   To elect 10 directors to our Board of Directors;

     2. To ratify the appointment by our Board of Directors of BDO Seidman, LLP as the independent auditors of our financial statements for the year ending December 31, 2001;

     3. To approve the adoption of the 2001 Stock Incentive Plan, which is set forth as Appendix B to the accompanying proxy statement;

     4. To approve an amendment to our Certificate of Incorporation to increase our authorized shares of capital stock from 65,000,000 to 90,000,000 and our authorized shares of Common Stock from 60,000,000 to 85,000,000;

     5. To approve our proposed issuance to certain potential investors of Series A Convertible Preferred Stock, Common Stock and warrants to purchase shares of Series A Convertible Preferred Stock and warrants to purchase Common Stock; and

     6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 27, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

                                   By Order of the Board of Directors,
                                   Greg M. Rice
                                   SECRETARY

Elk Grove Village, Illinois
August 3, 2001

                               ELECTRIC CITY CORP.
                               1280 Landmeier Road
                        Elk Grove Village, Illinois 60007

                                   ----------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                      To be held Thursday, August 30, 2001

                                   ----------

     This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Electric City Corp., a Delaware corporation ("Electric City" or the "Company"), for use at our Annual Meeting of Stockholders to be held at the Holiday Inn, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 10:00 a.m. local time, on Thursday, August 30, 2001, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about August 13, 2001.

SOLICITATION

     The cost of this proxy solicitation will be borne by Electric City. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, Electric City and its directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE AND OUTSTANDING SHARES

     Our Board of Directors fixed the close of business on July 27, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 30,722,168 shares of Common Stock outstanding. Each outstanding share of Common Stock on such date will be entitled to one vote on each matter to be voted on at the Annual Meeting.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors. Stockholders will not be allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock voted in person or by proxy at the Annual Meeting is required to ratify the appointment of BDO Seidman, LLP as the independent auditors of our financial statements for the year ending December 31, 2001, to approve the adoption of the 2001 Stock Incentive Plan, and to approve our proposed issuance of Series A Convertible Preferred Stock, Common Stock, and warrants to purchase shares of Series A Convertible Preferred Stock and warrants to purchase shares of our Common Stock. The affirmative vote of a majority of the outstanding shares of our

Common Stock is required to approve the proposal to amend our Certificate of Incorporation to increase our authorized shares of capital stock and our authorized shares of Common Stock.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the record date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors. Because the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve the proposal to amend our Certificate of Incorporation to increase our authorized shares of capital stock and our authorized shares of Common Stock, abstentions and broker non-votes will have the same effect as votes "against" that proposal.

     We will consider abstentions present and entitled to vote with respect to the proposal to appoint our independent auditors, the proposal to approve the adoption of the 2001 Stock Incentive Plan, and the proposal to approve the issuance of Series A Convertible Preferred Stock, Common Stock and warrants to purchase shares of Series A Convertible Preferred Stock and warrants to purchase shares of our Common Stock, and, therefore, abstentions will have the same effect as votes "against" those proposals. We will not consider broker non-votes present and entitled to vote with respect to the proposal to appoint our independent auditors, the proposal to approve the adoption of the 2001 Stock Incentive Plan, or the proposal to approve the issuance of Series A Convertible Preferred Stock, Common Stock and warrants to purchase shares of Series A Convertible Preferred Stock and warrants to purchase shares of our Common Stock, and, therefore, broker non-votes will have no effect on the voting on those proposals.

VOTING OF PROXIES; REVOCABILITY OF PROXIES

     Our Board of Directors selected Jeffrey R. Mistarz and Greg M. Rice, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. Mr. Mistarz is our chief financial officer and treasurer, and Mr. Rice is our general counsel and secretary. The shares of Common Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. Members of the Company's management intend to vote their shares in favor of each of the proposals.

     You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

ANNUAL REPORT TO STOCKHOLDERS

     We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended December 31, 2000, which contains financial and other information pertaining to us.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, 10 nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2002 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If at the time of the Annual Meeting any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.

     The number of directors has been set at 10 by resolution of the Board. As more fully described in Proposal 5 below, we entered into a securities purchase agreement on July 31, 2001, subject to shareholder approval, under which the Board has agreed to increase the size of the Board by two members from 10 to 12 immediately prior to the closing thereunder, and, upon closing, the investors will have the right to fill these vacancies with two members chosen by such investors. In addition, we have agreed that two of the nominees presented below who are not our employees, if elected to office, will resign upon the closing of the securities purchase agreement, with the resulting vacancies being filled by two additional members chosen by the investors.

     The table below presents the names of the nominees for the office of director, as well as certain information about them.

                                    NOMINEES

NAME                                AGE  POSITION HELD WITH THE COMPANY                  SERVED AS DIRECTOR SINCE
----                                ---  ------------------------------                  ------------------------
John P. Mitola....................  37   Chief Executive Officer and Director(1) (3)                1999
Brian J. Kawamura.................  43   President, Chief Operating Officer and                     1999
                                         Director(1)(2)
Michael S. Stelter................  44   Vice President, Sales and Director                         1998
Robert J. Manning.................  59   Chairman of the Board of Directors and                     2000
                                         Director(1)(3)
John J. Callahan..................  53   Director(2)                                                2001
Victor L. Conant..................  54   Director                                                   1998
Kevin P. McEneely.................  53   Director(1)                                                1998
Gerald A. Pientka.................  45   Director(2)(3)                                             2000
James Stumpe......................  43   Director                                                   1999
Roscoe C. Young II................  50   Director                                                   2000

----------

(1)  Member of our executive committee.

(2)  Member of our compensation committee.

(3)  Member of our audit committee.

     John P. Mitola has been one of our directors since November 1999 and has been our chief executive officer since January 2000. From August 1993 until joining us, Mr. Mitola was with Unicom Thermal Technologies (now Exelon Thermal Technologies, Unicom (now Exelon) Corporation's largest unregulated subsidiary, serving most recently as vice president and general manager. Mr. Mitola led the growth of Unicom Thermal through the development of Unicom Thermal's Northwind(TM) ice technology and through thermal energy joint ventures between Unicom Thermal and several leading electric utility companies across North America. Prior to his appointment at Unicom Thermal, Mr. Mitola was director of business development for Commonwealth Edison Company, the local electric utility serving Chicago, Illinois and the northern Illinois region.

     Brian J. Kawamura has been one of our directors since November 1999 and has been our president and chief operating officer since January 2000. From September 1997 until joining us, Mr. Kawamura served as executive vice president--field sales and operations for the Southern Division of KMC Telecom, a rapidly growing competitive local exchange carrier founded in 1995, where he was responsible for sales growth in existing markets in Alabama, Florida, Georgia, Louisiana and Texas as well as future markets in the South and Southeast regions. From October 1986 until joining KMC Telecom, Mr. Kawamura was vice president and general manager of the six state Central Region for MFS Worldcom, a telecommunications company, where he was responsible for the start-up of MFS.

     Michael S. Stelter is one of our co-founders and has been one of our directors since our incorporation in June 1998. Since our organization as a limited liability company in December 1997, Mr. Stelter has served as our vice president of sales. Mr. Stelter was our secretary from June 1998 until October 2000. From Marino Electric's inception in 1986 until May 1999, Mr. Stelter served as vice president of Marino Electric.

     Robert J. Manning has been one of our directors since May 2000 and Chairman of our Board of Directors since January 2001. Mr. Manning is a co-founder and a member of Groupe Manning LLC, an energy consulting company. From April 1997 until his retirement in January 2000, Mr. Manning served as executive vice president of Exelon Corporation and its largest subsidiary, Commonwealth Edison Company, where his responsibilities included managing the sale of Commonwealth Edison's fossil generating fleet. During his thirty-five year career at Exelon, Mr. Manning directed all aspects of electric generation, consumer service and transmission and distribution operations.

     Victor L. Conant has been one of our directors since our incorporation in June 1998. Since 1986, Mr. Conant has been president and chief executive officer of Nightingale-Conant Corporation, a publisher and marketer of audio and video self-improvement materials. Mr. Conant is also a member of NCVC.

     John J. Callahan has been one of our directors since April 2001. Mr. Callahan served as senior vice president of sales and Marketing for Allegiance Telecom from December 1997 until his retirement in December 1999. From November 1992 until December 1997, Mr. Callahan served as president of the Western Division of MFS Worldcom. Prior to joining MFS Worldcom, he was a vice president and general manager of the Southwestern Division of Sprint.

     Kevin P. McEneely has been one of our directors since our incorporation in June 1998. Mr. McEneely was our senior executive vice president and chief operating officer from our organization as a limited liability company in December 1997 to December 1999. Since 1985, Mr. McEneely has been an executive vice president of Nightingale-Conant Corporation. Mr. McEneely is also a member of NCVC.

     Gerald A. Pientka has been one of our directors since May 2000. Mr. Pientka is the co-founder of Higgins Development Partners, LLC, a national real estate development company headquartered in Chicago, Illinois. Mr. Pientka has served as President of the company since its inception in May 1999 when the Pritzker family interest purchased a controlling interest in Higgins Development Partners, LLC (formerly Walsh, Higgins & Company). Mr. Pientka served as President of Walsh, Higgins & Company from May 1992 until May 1999.

     James Stumpe has been one of our directors since October 1999. Mr. Stumpe is a member of Electric City of Illinois, LLC, one of our distributors. Since September 1996, Mr. Stumpe has been the owner of RCI, another of our distributors, and a part owner of Diamac Electric, an electrical contracting firm.

     Roscoe C. Young II has been one of our directors since April 2000. Mr. Young has served as president and chief operating officer of KMC Telecom since December 1999 and September 1996, respectively. Prior to joining KMC Telecom in 1996, Mr. Young was vice president of network services for Ameritech, where he was in charge of customer service fulfillment of ISDN, digital Centrex, voice services and network capital investment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR THE OFFICE OF DIRECTOR.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, Compensation Committee and Executive Committee. The Audit Committee, which is composed of Robert Manning, Gerald Pientka and John Mitola, met two times in 2000. Messrs. Manning and Pientka are independent as defined by Section 121(A) of The American Stock Exchange listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, and amended the Charter effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. The amended Audit Committee Charter is attached hereto as Appendix A. The Audit Committee's responsibilities are to: (1) review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company and to review the auditor's fees to determine whether they are appropriate for the services rendered; (2) meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be performed and, at the conclusion of the audit, review the results of the audit, including any comments or recommendations of the auditors; (3) confirm the independence of the auditors;
(4) review with the auditors, together with the Company's financial and accounting personnel, the adequacy and effectiveness of the Company's internal controls and recommendations for improving internal controls; (5) review legal and regulatory matters that may have a material effect on the financial statements; (6) inquire of the qualitative judgments of the auditors regarding the appropriateness and acceptability of accounting principles used and the clarity of financial disclosures made; (7) review with the auditors, together with management of the Company, the financial statements contained in the annual report to shareholders; (8) discuss with the Company's management and general counsel any legal matters that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies; (9) review any management consulting services provided by the auditors; and (10) review transactions involving the Company and its officers, directors, affiliates and significant shareholders.

     The Executive Committee, which is composed of Robert Manning, Kevin McEneely, John Mitola and Brian Kawamura, was formed on April 19, 2000 for the purpose of reviewing the general operations of the Company. Because the Company's operations were discussed extensively during the meetings of the Board of Directors, the Executive Committee did not meet during 2000.

     The Company does not have a Nominating Committee; nominating functions are performed by the Compensation Committee.

     The Compensation Committee, which is composed of John Callahan, Gerald Pientka and Brian Kawamura, was formed on January 31, 2001 upon the Board of Directors' adoption of a Compensation Committee Charter.

The Compensation Committee's responsibilities are to: (1) review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of the senior executives; (2) review executive compensation programs and the administration thereof; (3) plan for executive development and succession; (4) review expense accounts and fringe benefits of executive management; (5) administer the Company's stock option and stock incentive programs; and (6) review and recommend to the Board of Directors, the nomination of members to the Board of Directors and (7) review and recommend to the Board of Directors, the compensation of members of the Board of Directors.

     During the fiscal year ended December 31, 2000, the Board of Directors held six formal meetings and there were two meetings of the Audit Committee no meetings of the Compensation Committee. During 2000, all members of the Board of Directors, except Messrs. Conant, Manning and Young, attended at least 75% of the total of all board meetings and applicable committee meetings.

DIRECTOR COMPENSATION

     Upon joining our Board of Directors in April and May 2000, we granted to each of Messrs. Pientka, Manning and Young, three of our outside directors, an option to purchase 50,000 shares of our Common Stock at an exercise price of $7.00 per share (subject to vesting as described below). Of such options, 12,500 options vested on January 1, 2001, and 12,500 options will vest on the first day of each year thereafter, all at an exercise price per share of $7.00, conditioned upon being a director as of each vesting date. In addition, on January 1, 2001 and on the first day of each year thereafter, we will grant automatically to each of Messrs. Pientka, Manning and Young, if serving on our Board of Directors as of such date, an option to purchase 25,000 shares of our Common Stock at an exercise price of $1.00 more than the exercise price for the preceding annual grant. The options granted, or to be granted, as the case may be, to Messrs. Pientka, Manning and Young would vest equally over a four-year period. On March 13, 2001, we granted to Mr. Stumpe, one of our outside directors, retroactive to May 2000, stock options under the same conditions as those granted to Messrs. Pientka, Manning and Young. On April 1, Mr. Callahan was appointed to our Board of Directors. Mr. Callahan is also one of our outside directors and was granted an option to purchase 75,000 shares of our Common Stock at an exercise price of $2.00 per share, which was the closing price of our stock on March 30, 2001. Of such options, 25,000 options vest each April 1, beginning in 2001, if Mr. Callahan continues to serve as a director on each of those vesting dates. In addition, on January 1, 2002, we will grant to Mr. Callahan, if serving our Board of Directors at such time, an option to purchase 25,000 shares of our Common Stock at an exercise price equal to closing price of our stock on the most recent prior trading day. This grant will vest in equal increments on January 1, 2002, 2003 and 2004 if Mr. Callahan is a director on each of those vesting dates. On March 21, 2001, our directors approved a change in stock options granted to Messrs. Pientka, Manning, Young and Stumpe to reflect the options granted to Mr. Callahan. We expect to grant similar option packages to other outside directors that join our Board of Directors in the future, including any directors elected by the holders of our Series A Preferred Stock. No outside director was compensated with stock options during fiscal year ended April 30, 1999, the eight-month period ended December 31, 1999 or the fiscal year ended December 31, 2000.

     Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company (excluding founder-directors), in addition to stock options, are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at such meetings.

                                                         EXECUTIVE OFFICERS

     The table below identifies our executive officers who are not identified in the table under "Nominees."

                               EXECUTIVE OFFICERS

NAME                                     AGE  POSITION
----                                     ---  --------
Michael R. Pokora......................  36   Executive Vice President, Business Operations
Jeffrey R. Mistarz.....................  43   Chief Financial Officer and Treasurer

     Michael R. Pokora has been our executive vice president, business operations since November 1999. Mr. Pokora was a founding member of the construction division of Arthur J. Gallagher & Company, one of the nation's largest risk management companies where he served as executive vice president, responsible for the Midwest Construction Wrap-up Practice.

     Jeffrey R. Mistarz has been our chief financial officer since January 2000 and our treasurer since October 2000. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, responsible for all areas of finance and accounting, managing capital and shareholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now Bank One Corporation) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2000 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed the Company's audited consolidated financial statements in the Annual Report with management, including a discussion of the quality (not just the acceptability) of the accounting principles, the reasonableness of significant judgment and the clarity of disclosures in the financial statements.

     BDO Seidman, LLP is the Company's independent auditor. The independent auditor is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Committee reviewed and discussed with BDO Seidman, LLP the following: (a) BDO Seidman's judgments as to the quality (not just the acceptability) of our auditing principles; (b) the auditor's independence from our management, including the matters in the written disclosures required by the Independent Standards Board in Standard No. 1, as may be modified or supplemented; (c) the overall scope and plans for BDO Seidman's audits; (d) BDO Seidman's evaluation of our internal controls; (e) the overall quality of our financial reporting; and (f) other matters that are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61.

     The Committee met with BDO Seidman, with and without management present, to discuss these matters and the results of BDO Seidman's examinations.

     BDO Seidman, LLP billed the Company $83,440 for audit services and reviews of interim financial statements and $51,592 for other services performed for fiscal year 2000. Included in other services are tax services and other accounting consultations. The Board of Directors has determined that these non-audit services have no effect on the ability of BDO Seidman, LLP to maintain its independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board recommended, subject to shareholder ratification, the selection of BDO Seidman, LLP, as the Company's independent auditor.

     DISCLAIMER: This report is being provided to the Company's stockholders solely for informational purposes. You should not consider this report to be "soliciting material" or to be "filed" with the SEC. It also is not subject to the SEC's proxy rules or to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934. In addition, this report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Federal securities laws.

                                   MEMBERS OF THE AUDIT COMMITTEE
                                   Robert J. Manning
                                   Gerald A. Pientka
                                   John P. Mitola

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid or awarded to each of our executive officers whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2000 and to our former chairman of the board. No bonuses were paid during the fiscal year ended December 31, 2000.


                                                                                                                 LONG TERM
                                                                     ANNUAL COMPENSATION                        COMPENSATION
                                                     -------------------------------------------------------  ----------------
                                                                                                                SECURITIES
                                                                                            OTHER ANNUAL        UNDERLYING
  NAME AND PRINCIPAL POSITION         PERIOD          SALARY ($)       BONUS ($)(7)       COMPENSATION ($)      OPTIONS (#)
--------------------------------   -------------     ---------------  --------------     -------------------  ----------------
John P. Mitola(1)................  12/31/00(3)         $350,000         $140,000           $9,190(8)            1,000,000
  OUR CHIEF EXECUTIVE OFFICER
Brian J. Kawamura(1).............  12/31/00(3)         $350,000         $140,000           $6,600(9)            1,500,000
  OUR PRESIDENT AND CHIEF
  OPERATING OFFICER
Michael R. Pokora(1).............  12/31/00(3)         $250,000         $100,000           $8,695(10)            500,000
  OUR EXECUTIVE VICE
  PRESIDENT OF BUSINESS
  OPERATIONS AND SALES
Jeffrey R. Mistarz(2)............  12/31/00(3)         $175,000          $70,000           $2,320(11)            200,000
  OUR CHIEF FINANCIAL OFFICER
  AND TREASURER
Joseph C. Marino.................   4/30/99(5)          $60,000             --                 --             2,150,000(12)
  OUR FORMER CHAIRMAN OF THE       12/31/99(4)         $107,268                                                    -0-
  BOARD                            12/31/00(3)         $228,570(6)                                                 -0-

----------

(1) Each of Messrs. Mitola, Kawamura and Pokora entered into employment agreements with us effective as of November 18, 1999 for a term of three years beginning on January 3, 2000 and ending on December 31, 2002. Effective as of January 1, 2000, options with an exercise price of $7.00 per share that vest over the term of the agreements were granted to each of Messrs. Mitola, Kawamura and Pokora pursuant to their employment agreements.

(2) Mr. Mistarz entered into an employment agreement with us effective January 14, 2000 for a term of three years beginning as of January 1, 2000 and ending on December 31, 2002. As part of the employment agreement, Mr. Mistarz was granted options with an exercise price of $7.00 per share that vest over the term of the agreement.

(3)  This period represents the fiscal year ended December 31, 2000.

(4)  This period represents the eight-month period ended December 31, 1999

(5)  This period represents the fiscal year ended April 30, 1999.

(6) Mr. Marino's employment agreement with us, which terminated on December 4, 2000, provided for an annual base salary of $225,000. The 2000 salary of Mr. Marino includes a payment of $3,570 made in

     January 2000 for services performed in December 1999.

(7) Any bonuses earned in 2000 will not be paid until the Company receives proceeds from the issuance of its Series A Convertible Preferred Stock.

(8) This amount represents a monthly auto allowance of $550 and the cost of life and long-term disability insurance for Mr. Mitola.

(9)  This amount represents a monthly auto allowance of $550 for Mr. Kawamura.

(10) This amount represents a monthly auto allowance of $550 and the cost of life and long-term disability insurance for Mr. Pokora.

(11) This amount represents the cost of life and long-term disability insurance for Mr. Mistarz.

(12) Effective June 25, 1998, we granted to Pino, LLC, in which Mr. Marino owns a 100% membership interest, a ten-year option to acquire up to 2,000,000 shares of Common Stock at an exercise price of $1.10 per share, which became exercisable on January 2, 2000. Effective December 4, 2000, we cancelled this option with respect to 300,000 shares. Effective January 1, 1999, we granted to Mr. Marino an option to acquire up to 900,000 shares at an exercise price of $1.75 per share, one quarter of which became exercisable on January 1, 2000, one quarter of which became exercisable on January 1, 2001 and the remainder of which was terminated effective December 4, 2000.

                              OPTION GRANTS IN 2000

     The following table sets forth information regarding stock option grants made to our executive officers during the fiscal year ended December 31, 2000.

                                               NUMBER OF SHARES
                                                  UNDERLYING             PERCENT OF TOTAL
                                                    OPTIONS             OPTIONS GRANTED TO           EXERCISE PRICE      EXPIRATION
       NAME                     PERIOD            GRANTED (#)           EMPLOYEES IN PERIOD              ($/SH)              DATE
       ----                     ------            -----------           -------------------          --------------      ----------
John P. Mitola                 12/31/00          1,000,000 (1)                  24%                      $7.00            12/31/09
Brian J. Kawamura              12/31/00          1,500,000 (1)                  37%                      $7.00            12/31/09
Michael R. Pokora              12/31/00            500,000 (1)                  12%                      $7.00            12/31/09
Jeffrey R. Mistarz             12/31/00            200,000 (2)                   5%                      $7.00            12/31/09
Joseph C. Marino               12/31/00               --                        --                        --                  --

----------

(1) One third of each of these options became exercisable on December 31, 2000 and one third of each of these options will become exercisable on each of December 31, 2001 and 2002.

(2) One third of these options vested on December 31, 2000, and one third will vest on each of December 31, 2001 and December 31, 2002. Of the vested options, one third will become exercisable each year, with 22,223 which became exercisable on December 31, 2000, 22,222 becoming exercisable on December 31, 2001, 22,222 becoming exercisable on December 31, 2002, etc.

               AGGREGATED OPTION EXERCISES IN 2000 AND 2000 VALUES

     The following table contains information regarding our executive officers' and our former chairman of the board's unexercised options at December 31, 2000. Neither our executive officers, nor our former chairman of the board, hold any stock appreciation rights and none of them exercised any options during the fiscal year ended December 31, 2000.

                                      NUMBER OF SHARES UNDERLYING UNEXERCISED
                                                                   OPTIONS AT        VALUE OF UNEXERCISED IN-THE-
                                                     FISCAL YEAR-END 2000 (#)                   MONEY OPTIONS ($)
        NAME               PERIOD                   EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
        ----               ------                   -------------------------           -------------------------
John P. Mitola            12/31/00                            333,334/666,666                           $0/$0 (1)
Brian J. Kawamura         12/31/00                          500,000/1,000,000                           $0/$0 (1)
Michael R. Pokora         12/31/00                            166,667/333,333                           $0/$0 (1)
Jeffrey R. Mistarz        12/31/00                             22,222/177,778                           $0/$0 (1)
Joseph C. Marino          12/31/00                          1,925,000/225,000          $3,511,250(2)/$281,250 (3)

----------

(1) These figures reflect that the exercise price per option of $7.00 per share was greater than the closing market price of our Common Stock as reported on The American Stock Exchange on December 31, 2000, which was $3.00 per share.

(2) This figure represents the difference between the exercise price per option, which is $1.10 per share for 1,700,000 of the shares and $1.75 for 225,000 of the shares, and the closing price for our Common Stock as reported by The American Stock Exchange on December 31, 2000, which was $3.00 per share.

(3) This figure represents the difference between the exercise price per option, which is $1.75 per share, and the closing price for our Common Stock as reported on The American Stock Exchange on December 31, 2000, which was $3.00 per share.

EMPLOYMENT AGREEMENTS

     Effective January 1, 1999, we entered into an employment agreement with Mr. Marino pursuant to which he served as our president and chief executive officer. From January 2000 until Mr. Marino's resignation from our Board of Directors and termination of his employment with us, effective December 4, 2000, the employment agreement governed our relationship with Mr. Marino as our chairman of the board. The employment agreement provided for a base salary of $225,000 per year, the use of an automobile for company business and reimbursement for Mr. Marino's business-related cellular phone calls.

     Under the employment agreement, we granted to Mr. Marino an option to purchase 900,000 shares of our Common Stock at $1.75 per share which became exercisable with respect to 225,000 shares on January 1, 2000, and with respect to 225,000 shares on January 1, 2001 and which terminated with respect to 450,000 shares effective December 4, 2000. Mr. Marino has piggyback registration rights with respect to 450,000 shares of our Common Stock that he may purchase in the future upon exercise of the vested portions of these options.

         Mr. Marino remains subject to the confidentiality provisions of the agreement and shall remain subject to the non-competition and non-solicitation provisions for a period of two years following the effective date of termination of the agreement.

     Effective November 18, 1999, we entered into an employment agreement with John Mitola, our chief executive officer, for a three-year period beginning on January 3, 2000 and ending on December 31, 2002. The agreement provides for a base salary of $350,000 per year and a discretionary bonus of up to forty percent (40%) of his annual salary payable if we meet or exceed the terms of our annual business plan. The agreement also provides for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Mitola's business-related cellular phone calls.

     Under the employment agreement, we granted to Mr. Mitola an option to purchase 1,000,000 shares of our Common Stock at $7.00 per share which became exercisable with respect to 333,334 shares on December 31, 2000, and which will become exercisable with respect to 333,333 shares on each of December 31, 2001 and 2002. Mr. Mitola has piggyback registration rights with respect to all shares of our stock obtained through the exercise of these options.

     The employment agreement imposes on Mr. Mitola non-competition, non-solicitation and confidentiality obligations.

     Effective November 18, 1999, we entered into an employment agreement with Brian Kawamura, our president and chief operating officer, for a three-year period beginning on January 3, 2000 and ending on December 31, 2002. The agreement provides for a base salary of $350,000 per year and a discretionary bonus of up to forty percent (40%) of his annual salary payable if we meet or exceed the terms of our annual business plan. The agreement also provides for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Kawamura's business-related cellular phone calls.

     Under the employment agreement, we granted to Mr. Kawamura an option to purchase 1,500,000 shares of our Common Stock at $7.00 per share which became exercisable with respect to 500,000 shares on December 31, 2000, and which will become exercisable with respect to 500,000 shares on each of December 31, 2001 and 2002. Mr. Kawamura has piggyback registration rights with respect to all shares of our stock obtained through the exercise of these options.

     The employment agreement imposes on Mr. Kawamura non-competition, non-solicitation and confidentiality obligations.

     Effective November 18, 1999, we entered into an employment agreement with Michael Pokora, our executive vice president of operations and sales, for a three-year period beginning on January 3, 2000 and ending on December 31, 2002. The agreement provides for a base salary of $250,000 per year and a discretionary bonus of up to forty percent (40%) of his annual salary payable if we meet or exceed the terms of our annual business plan. The agreement also provides for a monthly automobile allowance of $550.00 and the reimbursement of Mr. Pokora's business-related cellular phone calls.

     Under the employment agreement, we granted to Mr. Pokora an option to purchase 500,000 shares of our Common Stock at $7.00 per share which became exercisable with respect to 166,667 shares on December 31, 2000, and which will become exercisable with respect to 166,666 shares on each of December 31, 2001 and 2002. Mr. Pokora has piggyback registration rights with respect to all shares of our stock obtained through the exercise of these options.

     The employment agreement imposes on Mr. Pokora non-competition, non-solicitation and confidentiality obligations.

     On January 14, 2000, we entered into an employment agreement with Jeffrey Mistarz, our chief financial officer and treasurer, for a term of three years commencing on January 1, 2000 and ending on December 31, 2002. The agreement provides for a salary of $175,000 per year and a discretionary bonus payable if Mr. Mistarz attains established performance goals to be agreed upon by Mr. Mistarz and our chief executive officer. The agreement also provides for the reimbursement of Mr. Mistarz's business expenses such as business-related cellular phone calls.

     Under the employment agreement, we granted to Mr. Mistarz an option to purchase 200,000 shares of our Common Stock at $7.00 per share which vests with respect to 66,667 shares on December 31, 2000, and which will vest with respect to 66,667 shares on December 31, 2001 and 66,666 shares on December 31, 2002. Of the vested options, only one third will become exercisable each year, with 22,223 becoming exercisable on December 31, 2000, 22,222 becoming exercisable on December 31, 2001, 22,222 becoming exercisable on December 31, 2002, etc. Mr. Mistarz has piggyback registration rights with respect to all shares of our stock obtained through the exercise of these options.

     The employment agreement imposes on Mr. Mistarz non-competition, non-solicitation and confidentiality obligations.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table contains information regarding the beneficial ownership of our Common Stock as of June 30, 2001, by (1) each person known by us to own more than 5% of the outstanding shares of our Common Stock, (2) each of our directors, (3) Mr. Marino, our former chairman of the board, and (4) all directors and executive officers as a group. The table lists the applicable percentage of beneficial ownership based on 30,722,168 shares of Common Stock outstanding as of July 27, 2001. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and, unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them. Except as otherwise noted, the address of each person listed in the following table is c/o Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.

                                                                                                PERCENT OF SHARES
NAME                                                      SHARES BENEFICIALLY OWNED             BENEFICIALLY OWNED
----                                                      -------------------------             ------------------
Joseph C. Marino........................................                  9,699,654(1)                29.51%
Pino, LLC...............................................                  8,850,502(1)                27.30%
NCVC, L.L.C (2).........................................                  5,488,999(3)                17.30%
Victor L. Conant........................................                  5,488,999(3)(4)             17.30%
Kevin P. McEneely.......................................                  5,488,999(3)(5)             17.30%
DYDX Consulting LLC (2).................................                  4,017,499(6)                12.66%
Nikolas Konstant (2)....................................                  4,017,499(6)                12.66%
Augustine Fund, L.P. (7)................................                  1,729,008(8)                 5.33%
John P. Mitola..........................................                    340,334(9)                  *
Brian J. Kawamura.......................................                    568,000(10)                 *
Jeffrey R. Mistarz......................................                     26,422(11)                 *
Michael R. Pokora.......................................                    176,667(12)                 *
Michael S. Stelter......................................                  1,244,192                    4.05%
John J. Callahan........................................                     35,000(13)                 *
Robert J. Manning.......................................                     52,000(14)                 *
Gerald A. Pientka.......................................                     68,500(15)                 *
James T. Stumpe.........................................                    555,556(16)                1.81%
Roscoe C. Young II......................................                     50,000(17)                 *
All directors and executive officers as a group
(12 persons)**..........................................                  8,605,670                   26.10%

----------

 *   Denotes beneficial ownership of less than 1%
**   Eliminates duplication

(1) Includes (a) 450,000 shares issuable upon exercise of options that are currently exercisable, (b) 7,150,502 shares held of record by Pino, LLC and
     (c) 1,700,000 shares issuable upon exercise of an option held by Pino, LLC that is currently exercisable. Mr. Marino holds a 100% membership interest in Pino and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by Pino. Therefore, Mr. Marino is deemed to be the beneficial owner of these shares.

(2) The business address of each of NCVC, L.L.C. ("NCVC) and DYDX Consulting LLC ("DYDX) is 6245 West Howard Street, Niles, Illinois 60714.

(3) Consists of 4,488,999 shares held of record by NCVC and 1,000,000 shares issuable upon exercise of an option held by NCVC that is currently exercisable. Messrs. Conant and McEneely are managers and members of NCVC, and, in such capacities, such persons share voting and investment power with respect to the shares of Common Stock held by NCVC. Therefore, such persons are each deemed to be the beneficial owner of these shares.

(4) Excludes 448,415 shares held in trust for Carson Conant and Chappell Conant, Mr. Conant's adult children. Although Mr. Conant is trustee of each of the Carson Conant Trust and the Chappell Conant Trust and, in such capacity, has sole voting and investment power with respect to the shares of Common Stock held by each of the trusts, he disclaims beneficial ownership of these shares.

(5) Excludes 427,568 shares held by Patrick McEneely and Ryan McEneely, Mr. McEneely's adult children.

(6) Includes 1,000,000 shares issuable upon exercise of an option that is currently exercisable.

(7) Effective June 15, 2001, Augustine Fund, L.P. elected to convert their 2,000 shares of Series B Preferred Stock outstanding into 1,472,244 shares of our Common Stock at a conversion price of $1.36 per share. In addition, we elected to pay accrued dividends on the Series B Preferred Stock in 56,764 shares of our Common Stock, which was calculated based upon a conversion price of $1.36 per share.

(8) Includes 200,000 shares issuable upon exercise of a warrant that is currently exercisable.

(9) Includes 333,334 shares issuable upon exercise of an option that became exercisable on December 31, 2000.

(10) Includes 500,000 shares issuable upon exercise of an option that became exercisable on December 31, 2000.

(11) Includes 22,223 shares issuable upon exercise of an option that became exercisable on December 31, 2000.

(12) Includes 166,667 shares issuable upon exercise of an option that became exercisable on December 31, 2000.

(13) Includes 25,000 shares issuable upon exercise of an option that became exercisable on April 1, 2001.

(14) Includes 50,000 shares issuable upon exercise of options that became exercisable on May 15, 2000 and January 1, 2001 for 25,000 shares each.

(15) Includes 50,000 shares issuable upon exercise of options that became exercisable on May 1, 2000 and January 1, 2001 for 25,000 shares each.

(16) Includes 50,000 shares issuable upon exercise of options that became exercisable on May 1, 2000 and January 1, 2001 for 25,000 shares each. Includes 434,444 shares of record held by Electric City of Illinois, LLC. Mr. Stumpe holds a 33% membership interest in Electric City of Illinois and, in such capacity, shares voting and investment power with respect to the shares of Common Stock held by Electric City of Illinois and, therefore, is deemed to be the beneficial owner of these shares.

(17) Includes 50,000 shares issuable upon exercise of options that became exercisable on April 19, 2000 and January 1, 2001 for 25,000 shares each.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 1999 until May 1999, we permitted Marino Electric to use, without charge, a portion of the manufacturing area of our facility to build EnergySaver unit components and cabinets. The members of our Board not affiliated with Marino Electric approved this use and believed that it allowed us to oversee the manufacture of the EnergySaver unit components and cabinets. On May 24, 1999, we purchased from Mr. Marino most of the assets of Marino Electric for a purchase price of $3,888,000, consisting of $1,792,000 in cash and 1,600,000 shares of our Common Stock. The purchase price of $3,880,000 exceeded the fair value of the assets acquired by approximately $3,363,000. Under the terms of the purchase agreement, we were obligated to pay the cash portion of the purchase price upon the closing of our private issuances of Common Stock that commenced in July 1999. In May 2000, Mr. Marino waived this requirement and instead received a payment of $800,000 in cash and a subordinated secured term note for the principal amount of $972,000 at an interest rate of 10% per annum, payable in equal installments over 24 months and requiring principal and interest payments of $44,928 per month. The note is secured by an interest in all of our personal property, fixtures, inventory, contract rights, accounts, general intangibles and equipment owned by us on May 30, 2000 or acquired by us thereafter and is subordinate to the security interest in these items held by American National Bank & Trust of Chicago. Our Board, including the members not affiliated with Marino Electric, negotiated and approved the terms of this transaction on our behalf and believed that they were as favorable to us as if negotiated with an unaffiliated third party. As of June 30, 2001, the principal and accrued interest owed and outstanding on the note to Mr. Marino totaled $708,714.

     On December 16, 1999, we loaned $600,000 to Nikolas Konstant, then a member of NCVC. The note was secured by 200,000 shares of our Common Stock held by Mr. Konstant and provided for $120,000 in interest. On March 20, 2000, Mr. Konstant repaid the note in full with interest.

     On April 1, 2000, we entered into a state representative agreement with Electric City of Illinois, LLC and on June 1, 2000, we entered into a state representative agreement with Electric City of Indiana, LLC. James Stumpe, one of our directors, is a member of each of Electric City of Illinois and Electric City of Indiana. The agreements grant to Electric City of Illinois and Electric City of Indiana distribution territories within the States of Illinois and Indiana, respectively. The members of our Board other than Mr. Stumpe approved the terms of the transactions and believed the terms to be substantially similar to those of our other distributor and state representative agreements and as favorable to us as if negotiated with an unaffiliated third party. As of June 30, 2001, Electric City of Illinois had an open balance with us for the purchase of goods and services in the amount of $202,948 and Electric City of Indiana had an open balance with us for the purchase of goods and services in the amount of $47,977.

     On January 5, 2000, we entered into a distributor agreement with Electric City of Southern California L.L.C., of which Mr. Marino is a member, which provides for an initial term of 10 years. The agreement grants to Electric City of Southern California a distribution territory that extends from Monterrey to Fresno to the northern edge of Death Valley, south to the southern border of California. We believe that this agreement provides for terms that are substantially similar to those of our other distributor agreements and as favorable to us as if negotiated with an unaffiliated third party. As of June 30, 2001, Electric City of Southern California had an open balance with us for the purchase of goods and services in the amount of $18,800.

     Augustine Fund, L.P., along with Messrs. Conant, Konstant, Marino, McEneely and Stelter (collectively, the "Restricted Stockholders") have each entered into trading agreements with us that are effective for a term of three years beginning on October 17, 2000. The trading agreements restrict each Restricted Stockholder's transfer of our Common Stock as follows:

     - sales in any one trading day by such Restricted Stockholder shall not exceed the greater of

          10,000 shares or 10% of the average trading volume of our Common Stock during the 10 prior trading days;

     - public trades in an opening transaction, during the last half hour of any trading day and at any time outside of regular trading hours shall be prohibited by such Restricted Stockholder; and

     - up to four times within any 12-month period, we may prohibit any Restricted Stockholder from trading the Common Stock for an entire trading day.

     We have agreed to give each Restricted Stockholder a right of first refusal to sell its Common Stock to any third party that contacts us with a desire to purchase 100,000 or more shares of our Common Stock. This right will be allocated equally among each of the Restricted Stockholders who elect to participate in the sale. However, this right of first refusal will not preclude us from raising additional capital should such need arise.

     During July 2001, Messrs. Conant, Konstant, Marino, McEneely and Stelter agreed to amend the terms of their trading agreements to provide that sales in any one trading day cannot exceed 5% of the average trading volume of our Common Stock on such day and such sales will not exceed 15% of such individual's holdings in any three-month period. In addition, if the Company and a managing underwriter request a market stand-off pursuant to a qualified public offering, each individual agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any of their holdings (other than those included in the registration) without the consent of the underwriter. The market stand-off period will not exceed 180 days.

     In October 2000, we entered into an agreement with KMC Telecom (of which Roscoe Young, one of our directors, is President and Chief Operating Officer) to sell and install our TP3 switchgear product at three KMC Telecom facilities. The sale and installation amount for the three sites totaled $773,802 and was reflective of prices that would be charged to an unrelated third party. Installation of the TP3 switchgear began in November 2000 and was completed in June 2001. As of June 30, 2001, our accounts receivable from KMC Telecom totaled $293,074.

     Effective December 4, 2000, we entered into an agreement with Mr. Marino in which we agreed to grant to Mr. Marino distributorship rights of our EnergySaver product in Northern California, Nevada and Arizona and to enter into distributor agreements with Mr. Marino with respect to each of those distribution territories for an initial term of 10 years and on terms substantially similar to those of our other distributor and state representative agreements. As consideration for our grant of distributorship rights, effective December, 4, 2000, (1) we terminated the option to purchase 2,000,000 shares of our Common Stock at $1.10 per share held by Pino, LLC with respect to 300,000 shares and
(2) Mr. Marino resigned from our Board of Directors and from his executive position as our Chairman of the Board. The members of our Board other than Mr. Marino approved the terms of the transactions and believed they were as favorable to us as if negotiated with an unaffiliated third party.

                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has appointed BDO Seidman, LLP, independent public accountants, as auditors of our financial statements for the year ending December 31, 2001, and to perform other audit and accounting activities as may be requested from time to time by management or the Board of Directors. BDO Seidman, LLP has acted as our auditors since August 1998.

     The Board of Directors has directed that the appointment of BDO Seidman, LLP as our auditors be submitted to the stockholders for ratification. If a majority of the shares of Common Stock voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of BDO Seidman, LLP, the Board of Directors will interpret that as an instruction to seek other auditors.

     It is expected that representatives of BDO Seidman, LLP, our independent public accountants, will be present at the meeting and will be available to respond to questions. Representatives of BDO Seidman, LLP will be given an opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                   PROPOSAL 3

              APPROVAL OF ADOPTION OF THE 2001 STOCK INCENTIVE PLAN

     The Company's Board of Directors has adopted, subject to the approval of the Company's stockholders, the Company's 2001 Stock Incentive Plan (the "Plan"). The aggregate number of shares of Common Stock which may be delivered under the Plan will initially be limited to 800,000. Such number will increase on January 1st of each year, beginning January 1, 2002, by 500,000 shares (unless the number of shares of our Common Stock outstanding declines to less than 10,000,000, in which case the increase will be equal to 5% of the number of shares of our Common Stock outstanding (assuming conversion of all outstanding securities convertible into shares of Common Stock). The Board has reserved 800,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options issued under the Plan. A copy of the proposed Plan is attached as Appendix B.

SUMMARY OF THE PLAN

     Under the terms of the Plan, the Board or a Committee designated by the Board may issue options or shares of stock to certain employees of the Company or any of its subsidiaries and who may include officers and directors of the Company and to consultants and directors who are not employees of the Company. However, no director may vote upon the grant to himself. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or non-qualified options that are not eligible for such treatment or stock of the Company which may be subject to contingencies or restrictions. Approximately 40 employees, officers and directors of the Company are currently eligible to participate in the Plan.

     The exercise price for any incentive stock option ("ISO") may not be less than 100% of the fair market value of the stock on the date the option is granted, except that with respect to a participant who owns more than 10% of the Company's Common Stock the exercise price must be not less than 110% of fair market value. The exercise price of any non-qualified option shall be in the sole discretion of the Committee or Board. The aggregate fair market value of the shares that may be subject to any ISO granted to any participant may not exceed $100,000 on the date of grant. There is no comparable limitation with respect to non-qualified stock options.

     The term of all options granted under the Plan will be determined by the Committee or Board in their sole discretion, provided, however, that the term of each ISO shall not exceed 10 years from the date of grant thereof and, further provided, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall not exceed five years from the date of grant. The right of exercise will be cumulative, so that shares that are not purchased in one year may be purchased in a subsequent year. The options may not be assigned. Upon exercise of any option, in whole or in part, payment in full is required (unless the applicable award contract permits installment payments or cashless exercise) for the number of shares purchased. Payment may be made in cash, by delivery of shares of the Company's Common Stock of equivalent fair market value or by any other form of legal consideration that is acceptable to the Board.

     In addition to the ISOs and non-qualified options, the Plan permits the Committee, consistent with the purposes of the Plan, to grant shares of Common Stock to non-employee directors and such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, as the Committee may determine, in its sole discretion. The grant may require the holder to pay such price per share therefor, if any, as the Committee may determine. Such shares may be subject to such contingencies and

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restrictions as the Committee may determine.

     If an employee's employment is terminated by reason of death, disability or retirement, either the employee or his or her beneficiary will have the right for eighteen months to exercise the option to the extent the option was exercisable on the date of death or disability, but in no event after the date the award would otherwise have expired. If a Plan participant's relationship with the Company is terminated for any reason other than death, disability or retirement and other than for cause or without the Company's consent (in which case the option shall terminate immediately), he or she may, for a period of one year, exercise the option to the extent that it was exercisable on the date of termination, but in no event after the date the award would otherwise have expired.

     The Plan will be administered by the Board, which is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to determine the employees to whom, and the time, terms and conditions under which, options are to be granted. The Board is also authorized to adjust the number of shares available under the Plan, the number of shares subject to outstanding options and the option prices to take into account the Company's capitalization by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of shares or otherwise.

     The Board may amend, suspend or terminate the Plan in any respect at any time. However, no amendment may (i) increase the number of shares reserved for option under the Plan, (ii) modify the requirements for participation in the Plan, or (iii) modify the Plan in any way that would require stockholder approval under the rules and regulations under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     Under current Federal law, no taxable income will be recognized by the recipient of an incentive stock option within the meaning of Section 422 of the Code upon either the grant or exercise of the incentive stock option (provided the exercise occurs while the participant is an employee of the Company or within three months after termination of employment), nor will a deduction be allowed the Company by reason of the grant or exercise, provided the employee does not dispose of the shares issued upon exercise within two years from the date the option was granted and within one year from the date the shares were issued. If the recipient fails to satisfy these holding period requirements, the difference between the amount realized upon disposition of the shares and the adjusted basis of the shares is includible as compensation in the recipient's gross income and the Company will be entitled to a deduction in that amount.

     Under current law, the holder of a non-qualified stock option is taxable at the time of exercise on the difference between the exercise price and the fair market value of the shares on the date of exercise. Upon disposition of the stock, the stockholder is taxable upon the difference between the basis of the stock (which is equal to the fair market value at the time the option was exercised) and the amount realized upon the disposition.

     A grant of shares of Common Stock that is subject to no vesting restrictions will result in taxable income for federal income tax purposes to the recipient at the time of grant in an amount equal to the fair market value of the shares awarded. The Company would be entitled to a corresponding deduction at that time for the amount included in the recipient's income.

     Generally, a grant of shares of Common Stock under the Plan subject to vesting and transfer restrictions will not result in taxable income to the recipient for federal income tax purposes or a tax deduction to the Company in the year of the grant. The value of the shares will generally be taxable to the recipient as compensation income in the years in which the restriction on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions terminate. Any recipient, however, may elect pursuant to
Section 83(b) of the Code to treat the fair market value of the shares on the date of such grant as compensation income in the year of the grant of

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restricted shares, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the recipient's income in the year in which that amount is so included.

     The Board believes the Plan will further the growth and development of the Company by issuing options or shares to its management employees as an incentive for performance. It is contemplated that the Plan will provide such persons with increased interest in the Company's success through their proprietary stake in the Company.

     From January 1, 1999 through June 30, 2001, the Company has granted non-qualified stock options for 5,889,300 shares of its Common Stock to management employees of the Company. These options were not granted pursuant to any stock incentive plan and, accordingly will not be included under this Plan.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF ADOPTION OF THE 2001 STOCK INCENTIVE PLAN.

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                                   PROPOSAL 4

       PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR
              AUTHORIZED CAPITAL STOCK AND AUTHORIZED COMMON STOCK

     The Board of Directors has unanimously approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized number of shares of capital stock from 65,000,000 to 90,000,000 and our authorized number of shares of Common Stock from 60,000,000 to 85,000,000. No changes will be made to the number of authorized shares of our preferred stock, which is 5,000,000. If approved, the first sentence of Article 4 of our Certificate of Incorporation would be amended in its entirety to read as follows:

          "4. AUTHORIZED CAPITAL STOCK. The total number of shares of stock which the Corporation shall have authority to issue is 90,000,000, consisting of 85,000,000 shares of Common Stock, with a par value of $.0001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (hereinafter, the "Capital Stock")."

     As of July 31, 2001, we had (1) 30,722,167 shares of Common Stock issued and outstanding, (2) 9,679,300 shares of Common Stock reserved for issuance upon the exercise of outstanding options, and (3) 3,994,830 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants.

PURPOSE AND REASONS FOR THE AMENDMENT

     The purpose of the proposed amendment to our Certificate of Incorporation is to increase the number of authorized shares of Common Stock to 85,000,000 shares, and thus to increase our authorized capital stock to 90,000,000 shares, principally to provide sufficient authorized Common Stock to allow us to complete the issuance of securities contemplated by the securities purchase agreement that we entered into, subject to stockholder approval, with certain strategic investors on July 31, 2001. The proposed amendment also will provide us with additional authorized but unissued shares of Common Stock for general corporate purposes, including issuances pursuant to stock incentive plans for employees, officers and directors, possible future acquisitions and possible future equity financings. The approval of the proposed amendment by the Company's stockholders is required for the transaction described in Proposal 5 to proceed. The principal terms and conditions of the proposed issuance of Series A Convertible Preferred Stock, Common Stock and warrants to purchase shares of Series A Convertible Preferred Stock and Common Stock under the securities purchase agreement and related agreements are more fully described in Proposal 5 below. In considering this Proposal 4, stockholders should carefully review and analyze the information set forth under Proposal 5 below. If the requisite stockholders do not approve this Proposal 4, the transaction described in Proposal 5 will not be completed, even if the stockholders have approved Proposal 5. However, this Proposal 4 is not conditioned upon the approval of Proposal 5.

     We seek this amendment primarily because it is a condition to closing under the securities purchase agreement that we recently entered into with our potential strategic investors. Under that agreement, we propose to issue, in exchange for aggregate gross proceeds of $16,000,000, the following securities:

     - 1,600,000 shares of our Series A Convertible Preferred Stock, which are initially convertible into 16,000,000 shares of our Common Stock;

     -    320,868 additional shares of Common Stock;

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     -    warrants to purchase 400,000 shares of Series A Convertible Preferred
          Stock, which following exercise will be initially convertible into 4,000,000 shares of our Common Stock; and

     -    warrants to purchase 3,000,000 shares of additional Common Stock.

     In addition, we may enter into one additional securities purchase agreement with a single financial investor (and/or that investor's affiliates) pursuant to which we may issue, for aggregate gross proceeds of $4,000,000, an additional 400,000 shares of Series A Convertible Preferred Stock, which would be initially convertible into 4,000,000 shares of our Common Stock, and an additional 100,000 warrants to purchase shares of Series A Convertible Preferred Stock, which following exercise would be initially convertible into 1,000,000 shares of our Common Stock.

     If the amendment to the Certificate of Incorporation described in this Proposal 4 is approved by stockholders, and the proposed issuance of securities described in Proposal 5 below is approved by stockholders, and assuming the proposed issuances (including under the proposed agreement with the additional financial investor) are consummated and all of the shares of Series A Convertible Preferred Stock are converted and all related warrants are exercised, the total number of shares of Common Stock outstanding would increase by 28,320,868 shares. In addition, we are obligated to pay quarterly cumulative dividends at a rate of 10% per annum on the Series A Convertible Preferred Stock. If we elect to pay all of these dividends in additional shares of Series A Convertible Preferred Stock during the first three years after issuance when we are permitted to do so (and assuming the warrants to purchase additional shares of Series A Convertible Preferred Stock were exercised immediately), we would issue 701,274 additional shares of Series A Convertible Preferred Stock as in-kind dividends, which would be initially convertible into an additional 7,012,740 shares of our Common Stock.

PRINCIPAL EFFECTS OF THE AMENDMENT

     The additional shares of Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of our currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

     Shares of our Common Stock, including the additional shares that will be authorized if the proposed amendment is adopted, may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine without further approval of the stockholders.

     The additional shares of Common Stock that would become available for issuance if the proposed amendment is adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could adopt a "poison pill" that would, under some circumstances related to an acquisition of shares not approved by the Board of Directors, give some holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized Common Stock has been prompted by our desire to consummate the transactions described in Proposal 5 below and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), nevertheless, stockholders

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should be aware that approval of this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

VOTE REQUIRED; VOTING AGREEMENT; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve this proposal to amend our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as votes "against" the proposal.

     Newcourt Capital USA Inc., a subsidiary of CIT and the bridge lender to the Company and one of the strategic investors in the proposed private placement, has informed the Company that it has sought and obtained the written agreement of and a proxy from certain holders of the Company's Common Stock, each of whom is a significant stockholder and an affiliate of a director or former director of the Company, to vote in favor of Proposal 4. These stockholders own in the aggregate approximately 52% of the outstanding shares of Common Stock of the Company.

     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS, AND, THEREFORE, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK AND AUTHORIZED COMMON STOCK.

                                   PROPOSAL 5

            PROPOSAL TO APPROVE THE ISSUANCE OF SERIES A CONVERTIBLE
             PREFERRED STOCK, COMMON STOCK, AND WARRANTS TO PURCHASE
              SERIES A CONVERTIBLE PREFERRED STOCK AND COMMON STOCK

     Our Board of Directors believes that our agreement to issue Series A Convertible Preferred Stock for gross proceeds of $16,000,000 is one of the most significant accomplishments for our Company to date, represents an equitable approach to the recruitment of strategic investors and provides the capital and significant strategic benefits that we expect will improve our long-term performance. In addition, we believe the following benefits of this issuance will be realized, as well:

     - provides the capital necessary to fund our growth plans, including expansion of our sales team and acceleration of our research and development program;

     - our Board of Directors will be complimented by the inclusion of members who represent leaders in the banking and energy industries;

     - our business will realize enhanced brand recognition and the opportunity of joint sales initiatives;

     -    provide additional funding partners to our Shared Saving program;

     - the scale of this investment presents significant liquidity constraints on our Series A Convertible Preferred Stock investors;

     - the holders of our Series A Convertible Preferred Stock will be subject to a trading agreement which prevents or limits their sales of our Common Stock, as more fully explained in this Proposal.

     Our Board of Directors has unanimously approved, subject to stockholder approval, entering into a securities purchase agreement to sell and issue to certain strategic investors an aggregate of 1,600,000 shares of Series A Convertible Preferred Stock, 320,868 shares of Common Stock, warrants to purchase 400,000 shares of Series A Convertible Preferred Stock, and warrants to purchase 3,000,000 shares of Common Stock, in exchange for aggregate gross proceeds of $16,000,000. After the payment of placement agent fees and estimated expenses for the private placement, the net proceeds of the private placement are expected to be approximately $15,000,000. In addition, our Board of Directors has unanimously authorized and approved, subject to stockholder approval, our entering into one additional securities purchase agreement with a single financial investor (and/or that investor's affiliates) pursuant to which we may issue, for aggregate gross proceeds of $4,000,000, an additional 400,000 shares of Series A Convertible Preferred Stock, which would be initially convertible into 4,000,000 shares of our Common Stock, and an additional 100,000 warrants to purchase shares of Series A Convertible Preferred Stock, which following exercise would be initially convertible into 1,000,000 shares of our Common Stock. By approving this Proposal 5, the Company's stockholders will be approving the issuances of securities under the securities purchase agreement entered into on July 31, 2001 and the additional securities purchase agreement that may be entered into by the Company.

PURPOSE AND REASON FOR THE ISSUANCE OF THE SECURITIES

     In September 2000, we engaged Newcourt Capital Securities, Inc. as our placement agent to find potential investors interested in investing in a private placement of our capital stock. We were seeking additional capital for corporate development, market expansion, the repurchase of certain distribution territories and general working capital needs.

     A diligent search by our placement agent culminated in the placement agent locating five investors desiring to invest in our capital stock, including leaders in the banking and energy industries. These investors are: Newcourt Capital USA Inc. ("CIT"), Duke Capital Partners, LLC, Morgan Stanley Dean Witter Equity Funding, Inc., Originators Investment Plan, L.P. and EP Power Finance, L.L.C. After extensive negotiations and subject to stockholder approval, the investors and the Company entered into a securities purchase agreement, as more fully described below, under which the Company will receive $16,000,000 in aggregate gross proceeds. Negotiations with one additional financial investor have been ongoing, and as described above, we may enter into one additional securities purchase agreement with a single financial investor (and/or that investor's affiliates) for the purchase of additional shares of Series A Convertible Preferred Stock and warrants to purchase Series A Convertible Preferred Stock.

     During the twelve-month period ended December 31, 2000, we incurred a net loss of $10.2 million and used $7.1 million of cash for operating activities. Primarily as a result of our continuing losses and lack of liquidity, our independent certified public accountants, BDO Siedman, LLP, issued a "going concern" opinion which expressed substantial doubt as to our ability to continue as a going concern. We expect that the proceeds raised through the issuance of these securities will provide the capital necessary for us to execute our business plan and will enable us to continue as a going concern.


SUMMARY OF THE TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT

     On July 31, 2001, we entered into a securities purchase agreement with the investors identified above, subject to stockholder approval and other customary closing conditions. Under the securities purchase agreement, each of the investors (with Morgan Stanley and its affiliate, Originators Investment Plan, L.P., treated as one investor) will be issued the following securities at the closing of the transactions contemplated thereby:

     -    400,000 shares of our Series A Convertible Preferred Stock;

     - warrants to purchase 100,000 shares of Series A Convertible Preferred Stock, initially exercisable at a price of $10.00 per share;

     -    80,217 shares of our Common Stock; and

     - warrants to purchase 750,000 shares of our Common Stock, initially exercisable at a price of $1.00 per share.

     In addition, our Board of Directors has unanimously authorized and approved, subject to stockholder approval, our entering into one additional securities purchase agreement with a single financial investor (and/or that investor's affiliates) pursuant to which we may issue, for aggregate gross proceeds of $4,000,000, an additional 400,000 shares of Series A Convertible Preferred Stock and an additional 100,000 warrants to purchase shares of Series A Convertible Preferred Stock, initially exercisable at a price of $10.00 per share.

     We expect to use the proceeds raised from the sale and issuance of the above capital stock and warrants for:

     - general operating expenses until our sales increase to a point at which they can support our operations;

     - expansion of our corporate sales and marketing teams in order to increase sales of our EnergySaver(TM) business;

     - research and development of new products, including modifications to our EnergySaver(TM) product to improve our ability to target specific applications and a new line of EnergySaver(TM) reliability switchgear targeted at the telecommunications and internet industries;

     - capital expenditures necessary to expand our manufacturing capacity, both for the production of both EnergySaver(TM) and switchgear products; and

     - complete the repurchase of 10 distributor territories of amounts owing in respect of these repurchases and for the acquisition of companies with complementary technologies.

     The placement agent will receive a fee equal to 5% of the $16 million aggregate gross proceeds under the July 31, 2001 securities purchase agreement and 5% of the gross proceeds from the sale of Series A Preferred Stock to the additional investor (or its affiliates) should such a sale be completed as compensation for acting as placement agent. In addition, the placement agent will receive 5% of the aggregate gross proceeds from exercise of any warrants to purchase Series A Convertible Preferred Stock. The securities purchase agreement is subject to stockholder approval (including approval of Proposal 4) and other customary closing conditions.

     On July 31, 2001, we also obtained an additional bridge loan from CIT in the principal amount of $1.2 million. We have previously borrowed $2 million principal amount of bridge loans from CIT. On July 31, 2001, in connection with the loans by CIT and services performed by the placement agent, an affiliate of CIT, the placement agent received warrants to purchase 3,314,830 shares of Common Stock initially exercisable at a price of $1.00 per share. The warrants have an exercise period of seven years from the closing of the transactions contemplated by the securities purchase agreement or, if no closing occurs, seven years from the date of issuance. CIT will convert our outstanding indebtedness, including accrued interest, under the various bridge loans against payment of the purchase price of the capital stock and warrants purchased by CIT under the securities purchase agreement. Accordingly, the Company expects to receive, at the closing of the transactions contemplated by the securities purchase agreement, approximately $12 million in cash (after paying the placement agent fees and estimated expenses of the private placement).

SECURITIES AND WARRANTS TO BE ISSUED

     Each investor will be issued shares of Series A Convertible Preferred Stock, shares of Common Stock, warrants to purchase shares of Series A Convertible Preferred Stock and warrants to purchase shares of Common Stock. A summary of the terms of each of these securities is set forth below.

     SERIES A CONVERTIBLE PREFERRED STOCK

     Following the approval by the requisite stockholders of Proposal 4 and this Proposal 5, we will file a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof that sets forth the rights of the holders of Series A Convertible Preferred Stock. Those rights are summarized below:

          CONVERSION

     Each share of Series A Convertible Preferred Stock is convertible at the option of the holder into the number of shares of our Common Stock as determined by dividing $10.00 by the conversion price, which is initially $1.00.

     All outstanding shares of Series A Convertible Preferred Stock will be automatically converted if either of the following occurs:

     - at such time as the closing price of our Common Stock exceeds $12.00 per share (as adjusted for stock splits, stock combinations and the like) as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading) for twenty consecutive trading days and the average trading volume for the same 20-day period exceeds 500,000 shares; or

     - we complete a firmly underwritten primary public offering of our Common Stock at a price of $5.00 per share or more (as adjusted for stock splits, stock combinations and the like) in which we raise aggregate gross proceeds of at least $35 million (a "Qualified Primary Offering").

     Shares of Series A Convertible Preferred Stock have, subject to certain exceptions, anti-dilution protection that will automatically adjust the conversion price of the Series A Convertible Preferred Stock to the price per share of any Common Stock we issue, or are deemed to have issued, if that price per share is less than the then existing conversion price for the Series A Convertible Preferred Stock. For example, if following the closing of the transactions contemplated by the securities purchase agreement we issue 1,000,000 shares of Common Stock at $0.50 per share, the conversion price of the Series A Convertible Preferred Stock will automatically be adjusted from $1.00 to $0.50. The Series A Convertible Preferred Stock is also subject to other customary anti-dilution provisions with respect to stock splits, stock dividends, stock combinations, reorganizations, mergers, consolidations, special distributions, sales of all or substantially all of the Company's assets and similar events.

          DIVIDENDS

     Each outstanding share of Series A Convertible Preferred Stock is entitled to cumulative quarterly dividends at a rate of 10% per annum of its stated value, which is $10.00. Dividends on the Series A Convertible Preferred Stock are payable and compounded quarterly. Until the first dividend payment date that occurs after three years following the initial issuance of the Series A Convertible Preferred Stock, dividends are payable, at our option, in cash or additional shares of Series A Convertible Preferred Stock. After that date, dividends on the Series A Convertible Preferred Stock must be paid in cash and the dividend rate increases 0.5% every six months to a maximum rate of 15% per year.

          LIQUIDATION

     Upon a liquidation, dissolution or winding up of the affairs of the Company, each holder of Series A Convertible Preferred Stock will be entitled to receive for each share of Series A Convertible Preferred Stock it holds, before any other security holder of the Company, the higher of:

     -    $20 plus accrued and unpaid dividends; or

     - an amount equal to the closing price of our Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading) multiplied by the number of shares of Common Stock into which one share of Series A Convertible Preferred Stock is then convertible.

          REDEMPTION

     Outstanding shares of the Series A Convertible Preferred Stock are not subject to mandatory redemption. At any time after the third anniversary of our initial issuance of shares of Series A Convertible Preferred Stock, we have the option to redeem all outstanding shares of Series A Convertible Preferred Stock if the following two conditions are satisfied:

     - the closing price of our Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading) exceeds $7.50 per share (as adjusted for stock splits, stock combinations and the like) for at least 20 consecutive trading days immediately preceding the date we send a notice or redemption to all holders of Series A Convertible Preferred Stock; and

     - the average daily trading volume for the same period exceeds 500,000 shares.

The redemption price will be:

     - cash in the amount of $10.00 per share plus accrued but unpaid dividends; and

     - that number of shares of Common Stock having a value equal to 70% of the excess of (i) the closing price of our Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading) on the day before the redemption date multiplied by the number of shares of Common Stock into which a share of Series A Convertible Preferred Stock is then convertible, and (ii) $10.00.

          VOTING RIGHTS

     The investors will have the right to elect up to four directors depending on the number of shares of Series A Convertible Preferred Stock outstanding at any time (as adjusted for stock splits, stock combinations and the like) as follows:

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     -    for so long as at least 800,000 shares of Series A Convertible
          Preferred Stock remain issued and outstanding, holders of Series A Convertible Preferred Stock, voting as a single class, will be entitled to elect four directors;

     - for so long as at least 600,000 but less than 800,000 shares of Series A Convertible Preferred Stock remain issued and outstanding, holders of Series A Convertible Preferred Stock, voting as a single class, will be entitled to elect three directors;

     - for so long as at least 400,000 but less than 600,000 shares of Series A Convertible Preferred Stock remain issued and outstanding, the holders of Series A Convertible Preferred Stock, voting as a single class, will be entitled to elect two directors; and

     - for so long as at least 200,000 but less than 400,000 shares of Series A Convertible Preferred Stock remain issued and outstanding, the holders of Series A Convertible Preferred Stock, voting as a single class, shall be entitled to elect one director.

     Except for the election of directors or as otherwise provided by law, the investors will be entitled to vote with the holders of our Common Stock on an as-converted basis on all matters on which our holders of Common Stock are entitled to vote. However, if less than 200,000 shares of Series A Convertible Preferred Stock remain issued and outstanding, unless otherwise provided by law, each holder of record of Series A Convertible Preferred Stock will have the right to vote on an as-converted basis together with the holders of Common Stock, on all matters on which holders of Common Stock are entitled to vote, including the election of directors.

     Our board of directors intends to fix by resolution the number of directors at 12. In order to maintain an appropriate number of directors, we also plan to ask two of our current directors to resign and those two seats, along with two currently vacant seats, will be filled by directors designated by each of the investors.

          SPECIAL APPROVAL RIGHTS

     Holders of Series A Convertible Preferred Stock will also have the following approval rights with respect to certain actions of the Company:

     - For so long as any shares of Series A Convertible Preferred Stock remain issued and outstanding we cannot, without approval of at least 75% of the shares of Series A Convertible Preferred Stock then outstanding:

               - enter into any agreement that would restrict our ability to perform under the securities purchase agreement;

               - amend our Certificate of Incorporation or bylaws in any way that could adversely affect, alter or change the rights, powers or preferences of the Series A Convertible Preferred Stock;

               - engage in any transaction that would impair or reduce the rights, powers or preferences of the Series A Convertible Preferred Stock as a class;

               - sell all or substantially all of the assets of the Company or merge with or into another company, or liquidate the Company (provided that if less than 400,000 shares of the

                    Series A Convertible Preferred Stock are then outstanding and the then holders of Series A Convertible Preferred Stock refused to consent to such a transaction, we may at our option, redeem all, but not less than all, of such Series A Convertible Preferred Stock at a redemption price per share equal to the amount the Series A Convertible Preferred Stock would receive upon a liquidation); or

               - change the authorized number of directors of our Board of Directors.

     - For so long as at least 800,000 shares of Series A Convertible Preferred Stock remain issued and outstanding we cannot, without the approval of at least 66-2/3% of the shares of Series A Convertible Preferred Stock then outstanding:

               - authorize or issue any capital stock with rights senior to or equal to the Series A Convertible Preferred Stock or securities convertible or exchangeable into such capital stock;

               - authorize or issue any options, rights or warrants to purchase capital stock of the Company;

               - amend or alter any outstanding options, rights or warrants in a manner that reduces or that has the effect of reducing the per share exercise price for any outstanding options, rights or warrants;

               - authorize or issue any debt securities of the Company or any of its subsidiaries, other than debt under the existing revolving lines of credit or the replacement thereof on substantially similar terms, except that we may issue additional debt up to $1,000,000 in the aggregate in the ordinary course of business and may incur trade payables in the ordinary course of business;

               - purchase, redeem, or otherwise acquire any of the Company's capital stock, other than the redemption of the Series A Convertible Preferred Stock;

               - enter into an acquisition, sale, merger, joint venture, consolidation or reorganization involving the Company or any of its subsidiaries;

               - sell or lease assets of the Company or any of its subsidiaries, except in the ordinary course of business;

               - declare or pay any cash dividends or make any distributions on any of our capital stock, other than on the Series A Convertible Preferred Stock;

               - authorize the payment of, or pay to any individual employee of the Company, cash compensation in excess of $500,000 per annum; or

               - enter into any transaction (or series of transactions), including loans, with any employee, officer or director of the Company or to or with his, her or its affiliates or family members (other than with respect to payment of compensation to actual full-time employees in the ordinary course of business) involving $50,000 or more per year individually or $250,000 or more per year in the aggregate.

     - For so long as at least 1,200,000 shares of Series A Convertible Preferred Stock remain issued and outstanding we cannot, without the approval of the holders representing 66-2/3% of the shares of Series A Convertible Preferred Stock then outstanding:

               - terminate or newly appoint the chief executive officer or president of the Company;

               - approve any annual capital expense budget if such budget provides for annual capital expenditures by the Company and its subsidiaries in excess of $1,000,000 in the aggregate in any year; or

               - approve the incurrence of any single capital expenditure (or series of related capital expenditures) in excess of $500,000.

          VIOLATION OF SPECIAL APPROVAL RIGHTS

     In the event we violate any of these special approval rights and do not cure the violation within the prescribed cure period, which is 30 days for the first such violation and 10 days for any subsequent violation, following notice of that violation from any holder of Series A Convertible Preferred Stock, the holders of the Series A Convertible Preferred Stock will have the right to elect that number of additional directors to our board of directors necessary for them to elect a majority of the Board of Directors.

     WARRANTS TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK

     The investors will be issued warrants to purchase 3,000,000 shares of our Common Stock. The warrants to purchase shares of Common Stock will have an exercise period of seven years from the date of issuance and an initial exercise price of $1.00 per share. In addition, the holders of the Common Stock warrants have the option to exercise the warrants on a cashless or net issuance basis. The warrants will have anti-dilution protection that is substantially similar to that of the Series A Convertible Preferred Stock.

     WARRANTS TO PURCHASE ADDITIONAL SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

     The investors will be issued warrants to purchase 400,000 shares of Series A Convertible Preferred Stock. (500,000 shares if the Company enters into an additional securities purchase agreement). The warrants will have an exercise period of one year from the date of issuance and have a cash exercise price of $10.00 per share.

ANCILLARY AGREEMENTS

     In addition to the securities purchase agreement, the investors, the placement agent and/or the Company entered into three ancillary agreements, each of which is described below.

     INVESTOR RIGHTS AGREEMENT

     The investors, the placement agent and the Company have entered into an investor rights agreement that will become effective at the closing of the transactions contemplated by the securities purchase agreement that provides certain rights to the investors and the placement agent.

          REGISTRATION RIGHTS

     Under the investor rights agreement, investors and the placement agent may require the Company to register "Eligible Securities." "Eligible Securities" are
(1) the shares of Common Stock (a) issued or issuable upon the conversion of the Series A Convertible Preferred Stock issued pursuant to the securities purchase agreements or (b) issued or issuable upon exercise of the warrants to purchase Series A Convertible Preferred Stock and conversion into Common Stock of the Series A Convertible Preferred Stock issued or issuable pursuant to such exercise; (2) the shares of Common Stock issued or issuable upon exercise of the warrants issued to the placement agent; (3) the shares of Common Stock issued pursuant to the first securities purchase agreement; (4) the shares of Common Stock issued or issuable upon exercise of the warrants to purchase Common Stock issued under the first securities purchase agreement; and (5) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares described in clauses (1) - (4). The investors and the placement agent, as a group, may require in each such registration an aggregate of four such registrations of an amount of shares representing at least $5 million of market value.

     The investors and the placement agent are also entitled to customary "piggy-back" registration rights. In the event that underwriters institute customary cut-back procedures, any shares registered pursuant to a registration requested by the investors will have priority over the shares sought to be included therein by any other selling stockholder.

          PARTICIPATION RIGHTS

     Under the investor rights agreement, each investor and the placement agent, subject to certain exceptions, have a right of first offer with respect to future sales by the Company of shares of its capital stock. Specifically each investor and the placement agent have the right to acquire a portion of shares of capital stock, in order to maintain their percentage ownership interests. The investors also have the right to acquire any shares that the other investors decline to purchase.

     STOCKHOLDERS AGREEMENT

     The investors and the Company have entered into a stockholders agreement that will become effective at the closing of the transactions contemplated by the securities purchase agreement. Under the stockholders agreement, each investor will have the right to designate one member to the Board of Directors and to have a representative attend all meetings of the Board of Directors as a board observer so long as it holds at least 200,000 shares of Series A Convertible Preferred Stock. Additionally, the investors and the Company have agreed that for so long as an investor owns at least 2,000,000 shares of Common Stock (assuming conversion of all Series A Convertible Preferred Stock and the exercise of all Series A Convertible Preferred Stock warrants and Common Stock warrants held by such investor), a representative of such investor is entitled to attend all meetings of the Board of Directors as an observer if such investor does not have a designated board member. For purposes of the stockholders agreement, Morgan Stanley and Originators Investment Plan, L.P. are collectively considered to be one investor.

     Each investor also agrees that if it converts more the 50% of the Series A Convertible Preferred Stock it purchases under the securities purchase agreement, it will, at the request of the Company, convert the remainder of its Series A Convertible Preferred Stock.

     STOCK TRADING AGREEMENT

     Each of the investors, the placement agent and certain officers of the Company have entered into a stock trading agreement that provides for restrictions on their sale of Common Stock into the public market. Under the stock trading agreement, the parties will not be able to sell their respective shares of Common Stock into the public market before the successful completion by us of a Qualified Primary Offering. If a Qualified Primary Offering is not completed within 18 months after the closing of the transactions contemplated by the securities purchase agreement, the parties may sell their respective shares subject to the following restrictions:

          - the closing price of our Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) must exceed $4.00 per share (as adjusted for stock splits, stock combinations and the like) for each of the twenty (20) consecutive trading days immediately prior to the date of sale;

          - the number of shares of Common Stock sold by a party on any trading day may not exceed five percent of the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day;

          - the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day must exceed 150,000 shares;

          - the number of shares of Common Stock sold by a party into the public market in any three-month period may not exceed fifteen percent of that party's total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the date of the closing of the transactions contemplated by the securities purchase agreement (as adjusted for stock splits, stock combinations and the like); and

          - sales of at least 10,000 shares or more of Common Stock must be executed at a minimum price of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading).

     Subject to the expiration of any "lock-up" agreements entered into by the parties to the stock trading agreement, each party may sell shares of Common Stock into the public market following a Qualified Public Offering subject to the following restrictions:

          - the number of shares of Common Stock sold by a party on any trading day may not exceed five percent of the average daily trading volume of the Common Stock as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national securities exchange or automated quotation services on which the Common Stock is then listed for trading) for the twenty (20) consecutive trading days (as adjusted to exclude the highest and the lowest volume trading days for such twenty (20) consecutive trading day period) ending on the date immediately prior to such trading day,

          - the number of shares of Common Stock sold by a party into the public market in any three-month period may not exceed twenty percent of that party's total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) on the date of the closing of the transactions contemplated by the securities purchase agreement (as adjusted for stock splits, stock combinations and the like), and

          - sales of at least 10,000 shares or more of Common Stock must be executed at a minimum price of 90% of the ask price as reported on the American Stock Exchange (or, if not traded on the American Stock Exchange, any national security exchange or automated quotation services on which our shares of Common Stock are listed for trading).

     Each party to the stock trading agreement and the Company will have a right of first offer if any other party to the stock trading agreement intends to sell its shares in a private transaction. The stock trading agreement will terminate three years after it becomes effective. However, if a Qualified Primary Offering is completed within three years after it becomes effective, the stock trading agreement will terminate 18 months after the completion of the Qualified Primary Offering.

VOTE REQUIRED; VOTING AGREEMENT; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 5. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this Proposal 5 has been approved.

     Newcourt Capital USA Inc., a subsidiary of CIT and the bridge lender to the Company and one of the strategic investors in the proposed private placement, has informed the Company that it has sought and obtained the written agreement of and a proxy from certain holders of the Company's Common Stock, each of whom is a significant stockholder and an affiliate of a director or former director of the Company, to vote in favor of Proposal 5. These stockholders own in the aggregate approximately 52% of the outstanding shares of Common Stock of the Company.

     THE BOARD OF DIRECTORS BELIEVES THAT THE ISSUANCE OF THE SERIES A CONVERTIBLE PREFERRED STOCK, THE COMMON STOCK, THE WARRANTS TO PURCHASE SERIES A CONVERTIBLE PREFERRED STOCK, AND THE WARRANTS TO PURCHASE COMMON STOCK IS IN THE BEST INTERESTS OF OUR STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL 5.

                         MISCELLANEOUS AND OTHER MATTERS

STOCKHOLDER LIST

     For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours beginning at Electric City's principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the meeting.

PROPOSALS OF STOCKHOLDERS FOR NEXT YEAR'S MEETING

     Stockholders may present proper proposals for inclusion in the proxy statement for our next nnual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than January 1, 2002, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year's annual meeting must be addressed to Corporate Secretary, Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007. Any shareholder proposal to be considered at the our 2002 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company's Corporate Secretary by February 14, 2002, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 14, 2002, unless the proponent otherwise complies with the requirements of the Commission's Rule 14a-4 or Rule 14a-8.

OTHER BUSINESS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

     The quarterly financial data included in our report on Form 10-QSB for the quarterly period ended on March 31, 2001 and filed with the Commission on May 15, 2001 is hereby incorporated by reference. The information set forth under Management's Discussion and Analysis or Plan of Operation in our report on Form 10-KSB for the fiscal year ended December 31, 2000 and filed with the Commission on April 20, 2001 (and a copy of which is included in the Annual Report to Shareholders which has been sent to shareholders with this proxy statement) are hereby incorporated by reference.

     We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2000, which includes our Annual Report on Form 10-KSB for such periods that we filed with the SEC. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-KSB upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Electric City Corp., 1280 Landmeier Road, Elk Grove Village, Illinois 60007, Attention: Corporate Secretary.

                                   BY ORDER OF THE BOARD OF DIRECTORS,
                                   Greg M. Rice
                                   SECRETARY

Elk Grove Village, Illinois
August 3, 2001

                         YOU ARE REQUESTED TO COMPLETE,
               DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                                                      APPENDIX A

                               ELECTRIC CITY CORP.
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         The audit committee shall be composed of board members, the majority of which are independent of the management of Electric City Corp. (the "Company") and are free of any relationship that would interfere with their exercise of independent judgment as a committee member. Such members of the audit committee shall be able to read and understand fundamental financial statements or will become able to do so in a reasonable period of time after the appointment to the audit committee. At least one member of the audit committee shall have prior experience in accounting or finance or other comparable experience or background. The committee may be modified from time to time by a simple majority vote of the board of directors. The chair of the committee will report on the committee's activities and recommendations to the board at each full meeting of the directors.


STATEMENT OF POLICY

         Senior operating management of the Company, as overseen by the board of directors, is responsible for the Company's internal controls. The audit committee shall assist the Company's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In addition, the audit committee shall review transactions involving the Corporation and its officers, directors, affiliates and significant shareholders. In so doing, the audit committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Company.

RESPONSIBILITIES

         In carrying out its responsibility, the audit committee shall:

    o Review and recommend to the board the independent auditors to be selected to audit the financial statements of the Company. In addition, the committee will review the auditors' fees to determine whether they are appropriate for the services they render;

    o Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be performed;

    o Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors, especially the contents of any auditors' letter to management;

    o Confirm and assure the independence of the independent auditors and review any management consulting services provided by the independent auditors and the related fees;

    o Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable;

    o    Review any management consulting services provided by the auditors;

    o Review legal and regulatory matters that may have a material effect on the financial statements;

    o Inquire of management and the independent auditors regarding significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company;

    o Review the financial statements contained in the annual report to shareholders with management and the independent auditors;

    o Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's significant estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events;

    o Provide sufficient opportunity at all meetings of the audit committee for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial personnel and the cooperation received by the independent auditors during the course of the audit;

    o Consider whether audit committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors;

    o    Submit the minutes of all meetings of the audit committee to the board;

    o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;

    o Review the Company's proxy statement disclosure concerning the report of the audit committee and the independence of the members of the audit committee, include the audit committee charter as an exhibit to the Company's proxy statement at least once every three years, review and reassess the adequacy of the audit committee charter on an annual basis and recommend any changes to the audit committee charter to the board;

    o Verify that the Company's auditors have reviewed the Company's financial information prior to filing the Company's Form 10-Q Reports;

    o Review transactions involving the Corporation and its officers, directors, affiliates and significant shareholders.

                                                           APPENDIX B





                               [ELECTRIC CITY LOGO]








                               ELECTRIC CITY CORP.

                            2001 STOCK INCENTIVE PLAN

                               ELECTRIC CITY CORP.
                            2001 STOCK INCENTIVE PLAN


1.       ESTABLISHMENT AND PURPOSE.
         --------------------------

The Electric City Corp. 2001 Stock Incentive Plan (the "Plan") is established by Electric City Corp. (the "Company") to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants' interests with those of the Company's other stockholders. The Plan is adopted as of May 30, 2001, subject to approval by the Company's stockholders within 12 months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, no Award shall be granted hereunder on or after the date 10 years after the effective date.

Certain terms used herein are defined as set forth in Section 10.

2.       ADMINISTRATION; ELIGIBILITY.
         ---------------------------

The Plan shall be administered by a Committee, PROVIDED, HOWEVER, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term "Administrator" means the Board or any of its Committees as shall be administering the Plan.

The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of this Plan:

     a) to select the Eligible Individuals to whom Awards may from time to time be granted;

     b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

     c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

     d) to approve forms of agreement for use under the Plan;

     e) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to: (i) the option price, (ii) any vesting restriction or limitation,
        (iii) any vesting acceleration or forfeiture wavier, (iv) any right of repurchase, right of first refusal or other transfer or disposition restriction, (v) any grant of registration rights, (vi) any repurchase rights, (vii) any restrictions on voting, (viii) any commitments to pay cash bonuses, to make, arranges for or guaranty loans or to transfer other property to optionees upon exercise of Stock Options, and (ix) the issuance of Shares of Common Stock upon the exercise of Stock Options regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine);

     f) subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

     g) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred;

     h) to determine the Fair Market Value; and

     i) to determine the type and amount of consideration to be received by the Company for any Stock Award issued under Section 6.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual's own willful misconduct or as expressly provided by law.

3.       STOCK SUBJECT TO THE PLAN.
         -------------------------

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan shall not exceed 800,000 shares; PROVIDED, HOWEVER, that, as of January 1 of each year, commencing with the year 2002, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by a number equal to the lesser of
(i) 5% of the total number of shares of stock then outstanding, assuming for the purpose of the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock, or (ii) 500,000 shares.

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 1,500,000 shares.

In the event of any Company stock dividend (except stock dividends paid in Common Stock to the holders of the Company's preferred stock), stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the
(A) number and kinds of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, PROVIDED, HOWEVER, that the number of shares subject to any Award shall always be a whole number.

4.       STOCK OPTIONS.
         -------------

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company's stockholders, whichever is earlier.

Stock Options shall be evidenced by options agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

     a) EXERCISE PRICE. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

     b) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

     c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

     d) METHOD OF EXERCISE. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

        The exercise price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of unrestricted Stock already owned by the Optionee (or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to a Stock Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding result from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i),
        (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes, unless otherwise determined by the Administrator.

        No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefore has been made. Upon exercise of a Stock Option (or portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company's official stockholder records, except as otherwise provided herein or in the applicable option agreement.

     e) TRANSFERABILITY OF STOCK OPTIONS. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) non subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms "holder" and "Optionee" include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee's employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

     f) TERMINATION BY DEATH. Unless otherwise provided in the applicable option agreement, if an Optionee's employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such death or until the expiration of the stated terms of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     g) TERMINATION BY REASON OF DISABILITY. Unless otherwise provided in the applicable option agreement, if an Optionee's employment or provision of services terminated by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated terms of such Stock Option, whichever period is shorter, PROVIDED, HOWEVER, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise provided in the applicable option agreement, if an Optionee's employment or provision of services terminated by reason of Retirement, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Administrator may determine, for a period of three years from the date of such termination of employment or provision of services or until the expiration of the stated terms of such Stock Option, whichever period is shorter, PROVIDED, HOWEVER, that if the Optionee dies within such period, an unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     i) OTHER TERMINATION. Unless otherwise provided in the applicable option agreement, if an Optionee's employment or provision of services terminates for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, PROVIDED, HOWEVER, that if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of three months from the date of such termination of employment or provision of services or the remainder of such Stock Option's term, as provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, not withstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment or provision of services for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     j) EXCEPTION TO TERMINATION. Notwithstanding anything in this Plan to the contrary, if an Optionee's employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services to, the Company or an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an affiliate.

5.       STOCK APPRECIATION RIGHTS.
         -------------------------

Stock Appreciation Rights may be granted either on a stand-alone basis or in conjunction with all or part of any Stock Option granted under the Plan. Such rights may be granted either at or after the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable as determined by the Administrator, or, if granted in conjunction with all or part of any Stock Option, upon the termination or exercise of the related Stock Option.

A Stock Appreciation Right may be exercised by a Participant as determined by the Administrator in accordance with this Section 5, and, if granted in conjunction with all or part of any Stock Option, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Administrator. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this
Section 5. Stock Options which have been so surrendered, if any, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:

          (i) Stock Appreciation Rights granted on a stand-alone basis shall be exercisable only at such time or times and to such extent as determined by the Administrator. Stock Appreciation rights granted in conjunction with all or part of any Stock Option shall be exercisable only at the time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
          Section 4 and this Section 5.

          (ii) Upon the exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over (i) such value per share of Stock as shall be determined by the Administrator at the time of grant (if the Stock Appreciation Right is granted on a stand-alone basis), or (ii) the exercise price per share specified in the related Stock Option (if the Stock Appreciation Right is granted in conjunction with all or part of any Stock Option), multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

          (iii) A Stock Appreciation Right shall be transferable only to, and shall be exercisable only by, such persons permitted in accordance with Section 4(e).

6.       STOCK AWARDS OTHER THAN OPTIONS.
         -------------------------------

Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant's period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Company may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service requirements established by the Administrator.

Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:

          (ii) cash or cash equivalents;

          (ii) past services rendered to the Company or any Affiliate; or

          (iii) future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).

A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of "Restricted Stock" or "Restricted Stock Units."

7.       CHANGE IN CONTROL PROVISIONS.
         ----------------------------

     a) IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

          (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant if such acceleration is provided for in the original grant;

          (ii) The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

          (iii) All outstanding repurchase rights of the Company with respect to any outstanding Award shall terminate; and

          (iv) Outstanding Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

               b) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

               c) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

               d) The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

               e) Settlement of each share of Stock subject to an outstanding
                  Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

          (v) In the absence of any agreement with the Company effecting such Change in Control, each share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

        b) DEFINITION OF CHANGE IN CONTROL. For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

          (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses
          (1), (2) and (3) of subsection (iii) of this Section 7(b); or

          (ii) Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, PROVIDED, HOWEVER, for purposes of this Section 7(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

          (iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which has a result of such transaction owns the Company or substantially all of the Company's assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction; (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at lease a majority of the members of the board of directors of the corporation resulting from such Corporate transaction, and (4) a Corporate Transaction which results in the Company as the surviving entity; or

          (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2),
          (3) and (4) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.

     c) CHANGE IN CONTROL PRICE. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on The American Stock Exchange or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control, (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction, and (iii) the Fair Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

8.       MISCELLANEOUS.
         -------------
                                  Page 13 of 21

     a) AMENDMENT. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant's consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the stock is listed.

        The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder's consent.

        Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

     b) UNFUNDED STATUS OF PLAN. It is intended that this Plan be an "unfunded" plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

     c) GENERAL PROVISIONS.

          (i) The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

          All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

          (iii) The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

          (iv) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

          (v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

          (vi) Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

          (vii) The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          (viii) If any payment or right accruing to a Participant under this Plan (without the application of this Section 8(c)(viii), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, PROVIDED, HOWEVER, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute "parachute payments." The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

          (ix) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

          (x) The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

          (xi) If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

          (xii) This Plan shall inure to the benefit of, and be binding upon, each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

          (xiii) This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof.

          (xiv) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award and shall become party to a lockup agreement if so required by the underwriters.

          (xv) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Stock or an Award from such holder in accordance with the terms hereof.

          (xvi) This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).

9.       DEFERRAL OF AWARDS.
         ------------------

The Administrator (in its sole discretion) may permit a Participant to:

     a) have cash that otherwise would be paid to such Participant as a result of the exercise of a Stock Appreciation Right or the settlement of a Stock Award credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books;

     b) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or a Stock Appreciation Right converted into an equal number of Stock units; or

     c) have Stock that otherwise would be delivered to such Participant as a result of the exercise of a Stock Option or Stock Appreciation Right or the settlement of a Stock Award converted into amounts credited to a deferred compensation account established for such Participant by the Administrator as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of the Stock as of the date on which they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 9 may be credited with interest or other forms of investment return, as determined by the Administrator. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of awards is permitted or required, the Administrator (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 9.

10.      DEFINITIONS.
         -----------

For purposes of this Plan, the following terms are defined as set forth below:

     a) "AFFILIATE" means a corporation or other entity controlled by the Company and designated by the Administrator as such.

     b) "AWARD" means a Stock Appreciation Right, Stock Option or Stock Award.

     c) "BOARD" means the Board of Directors of the Company.

     d) "CAUSE" means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant's duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term "Cause" (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

     e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     f) "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     g) "COMMITTEE" means a committee of Directors appointed by the Board to administer this Plan. With respect to Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 and each of whom is also an "outside director" under Section 162(m) of the Code.

     h) "COMPANY" means Electric City Corp., a Delaware corporation.

     i) "DIRECTOR" means a member of the Company's Board of Directors.

     j) "DISABILITY" means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant's duties for the Company or an Affiliate, PROVIDED, HOWEVER, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term "Disability" (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     k) "EFFECTIVE DATE" means May 30, 2001

     l) "ELIGIBLE INDIVIDUAL" means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.

     m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     n) "FAIR MARKET VALUE" means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on The American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported.

     o) "FAMILY MEMBER" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant's household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and ay of these other persons are the direct and beneficial owners of all of the equity interest (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant's death for purposes of administration of the Participant's estate or upon the Participant's incompetency for purposes of the protection and management of the assets of the Participant.

     p) "INCENTIVE STOCK OPTION" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     q) "NASDAQ" means The NASDAQ Stock Market, including the NASDAQ National Market and the NASDAQ SmallCap Market.

     r) "NON-EMPLOYEE DIRECTOR" means a Director who is not an officer or employee of the Company.

     s) "NON-QUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

     t) "OPTIONEE" means a person who holds a Stock Option.

     u) "PARTICIPANT" means a person granted an Award.

     v) "REPRESENTATIVE" means (i) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant's death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

     w) "RETIREMENT" means retirement from active employment under a pension plan of the Company or any subsidiary or Affiliate, or under an employment contract with any of them, or termination of employment or provision of services at or after age 55 under circumstances which the Administrator, in its sole discretion, deems equivalent to retirement.

     x) "STOCK" means common stock, par value $0.0001 per share, of the Company.

     y) "STOCK APPRECIATION RIGHT" means a right granted under Section 5.

     z) "STOCK AWARD" means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.

    aa) "STOCK OPTION" means an option granted under Section 4.

    bb) "SUBSIDIARY" means any company during any period in which it is a "subsidiary corporation" (as such term is defined in Section 424(f) of the Code) with respect to the Company.

    cc) "TEN PERCENT HOLDER" means any individual who owns, or is deemed to own, stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.

                               ELECTRIC CITY CORP.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.


----------------------------------------------------------------------------------------------------------------------------------

1.  Election of Directors.
         For all nominees listed below                     Withhold authority to vote
         (except as marked to the contrary below) / /      for all nominees listed below  / /

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW)

         John P. Mitola                                    Victor L. Conant
         Brian J. Kawamura                                 Kevin P. McEneely
         Michael S. Stelter                                Gerald A. Pientka
         Robert J. Manning                                 James Stumpe
         John J. Callahan                                  Roscoe C. Young II

2.  Proposal to ratify the appointment of BDO Seidman, LLP as the independent auditors of the        For    Against    Abstain
    Company's financial statements for the year ending December 31, 2000.                           /  /     /  /       /  /

3.  Proposal to approve the adoption of the 2001 Stock Incentive Plan.                              /  /     /  /       /  /

4.  Proposal to approve an amendment to the Company's Certificate of Incorporation to               /  /     /  /       /  /
    increase its authorized shares of capital stock from 65,000,000 to 90,000,000 and its authorized shares of Common Stock from 60,000,000 to 85,000,000.

5.  Proposal to approve the Company's issuance to certain investors of its Series A Convertible     /  /     /  /       /  /
    Preferred Stock, Common Stock and warrants to purchase shares of Series A Convertible
    Preferred Stock and warrants to purchase Common Stock.

6.  Each of the persons named as proxies herein are authorized, in such person's discretion,        /  /     /  /       /  /
    to vote upon such other matters as may properly come before the Annual Meeting, or any adjournments thereof


                                                                       Date______________________, 2001

                                                                       ________________________________________________________
                                                                       Signature

                                                                       ________________________________________________________
                                                                       Signature (if held jointly)


                                                                       Please date this Proxy and sign it exactly as your name(s)
                                                                       appears hereon. When shares are held by joint tenants,
                                                                       both should sign. When signing as an attorney, executor,
                                                                       administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation,
                                                                       please print full corporate name and indicate capacity
                                                                       of duly authorized officer executing on behalf of the
                                                                       corporation. If you sign for a partnership, please print
                                                                       full partnership name and indicate capacity of duly
                                                                       authorized person executing on behalf of the partnership.


                                                      FOLD AND DETACH HERE

----------------------------------------------------------------------------------------------------------------------------------

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                             ELECTRIC CITY CORP.
                             1280 Landmeier Road
                      Elk Grove Village, Illinois 60007

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON AUGUST 30, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder(s) hereby appoints Jeffrey R. Mistarz and Greg M. Rice and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Electric City Corp. to be held at the Holiday Inn, 1008 Busse Road, Elk Grove Village, Illinois 60007 on Thursday, August 30, 2001 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            (continued, and to be signed and dated, on reverse side)


                                                                 -----------
                                                                 SEE REVERSE
                                                                     SIDE
                                                                 -----------





                              FOLD AND DETACH HERE

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